UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2006

Enesco Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	001-09267	04-1864170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 Windsor Drive, Itasca, Illinois		60143
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	630-875-5300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 28, 2006, Enesco Group, Inc. announced the Company resolved with Department 56, Inc. its litigation relating to Jim Shore Designs, Inc. As part of the settlement agreement, Enesco and Department 56 agreed to a full waiver of any claims against each other and released each other from any losses, claims, damages and expenses relating to this lawsuit. The settlement agreement between Enesco and Department 56 does not resolve Enesco’s ongoing litigation with Kevin Knowles and/or Sunshine Productions.

The press release announcing the settlement with Department 56 is attached as Exhibit 99.1 and is incorporated herein by reference.

On December 14, 2005, Enesco Group, Inc. signed a commitment letter with LaSalle Business Credit, LLC to arrange a new $75 million senior secured credit facility, which is to replace the existing credit facility with Bank of America, as successor to Fleet National Bank, and LaSalle Bank N.A. Under the letter, the commitment was to close on the new credit facility on or before January 31, 2006. On January 31, 2006, Enesco received a modification to its commitment letter from LaSalle Business Credit, LLC, extending the expiration date from January 31, 2006 to February 28, 2006.

On February 28, 2006, Enesco Group, Inc. received a modification to its commitment letter from LaSalle Business Credit, LLC, extending the expiration date from February 28, 2006 to March 31, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release, dated February 28, 2006, announcing the settlement with Department 56, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enesco Group, Inc.

February 28, 2006	By:	/s/ Cynthia Passmore

Name: Cynthia Passmore
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated February 28, 2006, announcing the settlement with Department 56, Inc.